UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 16, 2016, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) issued a press release announcing that the Company has resubmitted to the U.S. Food & Drug Administration (“FDA”) the Company’s New Drug Application (“NDA”) pursuant to Section 505(b)(2) of the Food, Drug & Cosmetic Act, as amended, for the Company’s Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe product candidate, for the emergency treatment of anaphylaxis. The resubmission is intended to address the issues raised by the FDA in the agency’s June 2016 Complete Response Letter (“CRL”).

A copy of the Company’s press release relating to the resubmission is filed as an exhibit to this Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or our future results of operations, including, but not limited to the following statements: the Company’s beliefs concerning the timing and outcome of the FDA’s review of the Company’s NDA relating to its Epinephrine PFS product candidate and the Company’s ability to satisfactorily respond to the matters raised in the FDA’s Complete Response Letter relating to the Epinephrine PFS product; the Company's beliefs concerning the ability of the Epinephrine PFS product or other product candidates to compete successfully in the market; the Company's beliefs concerning the safety and effectiveness of its product candidates; the results of any future clinical trials that the Company may conduct relating to the Epinephrine PFS product or the Company’s other product candidates; the costs of any additional studies or resubmissions to the FDA; the ability to fund future product development; future revenues expected from any of its product candidates, assuming that they are developed and approved for marketing by the FDA and other regulatory authorities; and the intellectual property protection that may be afforded by any patents or patent applications relating to its products and product candidates.  Statements in this Report concerning future events depend on several factors beyond the company's control, including receipt of adequate funding to support these activities, the absence of unexpected developments or delays, market conditions, and the regulatory approval process.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements.  There can be no assurances that the Company will successfully complete development of the Epinephrine PFS product candidate, that the FDA will approve the NDA following resubmission of the NDA by the Company, or that the product will be commercially successful if introduced.  The Company will require additional funding to commercially launch the product.  Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the SEC, which the Company strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.  Except to the extent required by law, the Company expressly disclaims any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1       Press release dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: December 23, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer